Exhibit 10.20

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT AGREEMENT is made as of the 1st day of April, 2007
BETWEEN:

Ness AT Ltd
With offices at Kiryat Atidim,
Tel Aviv, Israel (the “Company”)

Mr. Michael Zinderman
 (the “Executive”)

WHEREAS, the Parties have previously entered into an Employment Agreement dated as of April 1, 2006(the “ Employment Agreement”), setting forth the terms and conditions of the employment relationship of the Executive with the Company;

WHEREAS, the Parties desire to amend the provisions of the Employment Agreement in the manner hereinafter appearing:

NOW, THEREFORE, in consideration of the premises, and intending to be legally bound, the parties hereto hereby agree as follows:

1.	Unless there is something in the subject or context inconsistent therewith, capitalized terms appearing in this Agreement shall have the meaning assigned to them in the Employment Agreement

2.	The Executive will be entitled to a special bonus of 100,000$USD for his efforts in the knowledge transfer transaction by his business group (TSG).

3.	The Employment Agreement shall hereby be amended as follows:

In section 6 (b) the term specified in section )ii) (termination by the Company)  and (iii) (resignation by the Executive) shall be extended to twelve months.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

Ness AT Ltd.

DATE: April 1, 2007	By:	/s/ Aharon Fogel
Name: Aharon Fogel
Title: Chairman of the Board

/s/ Issachar Gerlitz
Name: Issachar Gerlitz
Title: President and CEO

The Executive

DATE: April 1, 2007		/s/ Michael Zinderman
Michael Zinderman